UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
October 8, 2006

CHINA NORTH EAST PETROLEUM HOLDINGS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-49846	87-0638750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No)

20337 Rimview Place Walnut, California	91789
(Address of principal executive offices)	(Zip Code)

(909) 468-1858
Registrant's telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets

On July 26, 2006, the Company entered into a joint venture agreement (the “JV Agreement”) with Mr. Wang Hongjun, the Company’s President and a member of the Board of Directors of the Company, and Mrs. Ju Guizhi, Mr. Wang’s mother (hereafter referred to as the “Related Parties”) to form a joint venture limited liability company under the Laws of the People’s Republic of China (“PRC”), named Song Yuan North East Petroleum Technical Service Co., Ltd. (“Song Yuan Technical”). The purpose of Song Yuan Technical is to acquire oil and gas properties and to engage in the exploration of crude oil in the PRC.

Song Yuan Technical was form under the laws of the PRC on May 27, 2005. Mr. Wang Hongjun and Ms. Ju Guizhi contributed $59,290 and $61,710, respectively, as registered capital of Song Yuan Technical, for which Mr. Wang Hongjun and Ms. Ju Guizhi received 49% and 51%, respectively, of Song Yuan Technical’s membership and profit interests.

On June 1, 2005, Song Yuan Technical acquired 100% equity interest of LongDe Oil & Gas Development Co. Ltd. (“LongDe”). LongDe is a party to a 20 year Exploration Contract with PetroChina Company Limited (“PetroChina”) pursuant to which LongDe has the right to explore, develop and pump oil at Hetingbao Oilfield 301 Area in the PRC. Pursuant to the Exploration Contract, PetroChina is entitled to 20% of LongDe’s output in the first ten years and 40% of LongDe’s output thereafter until the end of the Exploration Contract. The acquisition of LongDe was made pursuant to the laws of the PRC.

Pursuant to the JV Agreement, the Company agreed to contribute $1 million as registered capital of Song Yuan Technical, for which the Company was to receive 90% of Song Yuan Technical’s membership and profit interests with the Related Parities being the other 10% owners of Song Yuan Technical.

The JV Agreement is governed by the laws of the PRC. The Company filed a Periodic Report on Form 8-K with the Securities and Exchange Commission with respect to the entry into such agreement on July 26, 2006.

On October 8, 2006, the Company made a capital contribution of $490,000 through borrowing from a related party to Song Yuan Technical and received 90% of Song Yuan Technical’s membership and profit interests. The corresponding Business License was issued by the PRC government on October 8, 2006. On or about December 21, 2006, Mr. Wang Hongjun gifted all of his membership and profit interest in Song Yuan Technical to Ms. Ju Guizhi, and pursuant to which Ms. Ju Guizhi now holds a 10% membership and profit interest in Song Yuan Technical. The Company remains obligated to contribute an additional $510,000 in capital to Song Yuan Technical pursuant to the JV Agreement. The Company expects to complete its capital contribution to Song Yuan Technical by the end of the fourth quarter of 2006. For accounting purposes, as well as pursuant to applicable PRC law, the Company’s contribution of capital to Song Yuan Technical is treated as an acquisition of membership interests of Song Yuan Technical as well as the assets of LongDe previously acquired by Song Yuan Technical, as of October 8, 2006.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired

The Company has concluded that the acquisition of the Song Yuan Technical is not significant pursuant to Rule 3.05(b)(2) of Regulation S-X. As a result, financial statements are not required to be filed with this report.

(b) Pro Forma Financial Information

The Company has concluded that the acquisition of Song Yuan Technical is not significant pursuant to Rule 11.01(b)(1) of Regulation S-X. As a result, pro forma financial information is not required to be filed with this report.

(c) Exhibits

2.1  Joint Venture contract of Song Yuan North East Petroleum Technical Service Co., Ltd., date July 26, 2006, by and between China North East Petroleum Holdings, Ltd., Ms. Ju GuiZhi and Mr. Wang Hongjun incorporated by reference to Exhibit 2.1 to the Registrant’s current report on Form 8-K filed on July 26, 2006.

2.2  Equity Transfer Agreement by and among LongDe Oil & Gas Development Co. Ltd and Song Yuan North East Petroleum Technical Service Co., Ltd. dated June 1, 2005.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

CHINA NORTH EAST PETROLEUM HOLDINGS, LTD.

Date: December 22, 2006	By:	/s/ Wang Hong Jun
Wang Hong Jun
President